Exhibit 99.1

Inotiv, Inc. Announces Preliminary Fiscal 2025 Fourth Quarter and Full Year Results

Preliminary Expected Fourth Quarter 2025 Revenue of $137.5 to $138.5 Million
Preliminary Expected Full Year 2025 Revenue of $512.5 to $513.5 Million

Updated Time of Company Presentation at Jefferies Global Healthcare Conference

WEST LAFAYETTE, IN - November 17, 2025 -- Inotiv, Inc. (NASDAQ: NOTV) (the “Company”, or “Inotiv”), a leading contract research organization specializing in nonclinical and analytical drug discovery and development services and research models and related products and services, today announced select preliminary financial results for the fourth quarter (“Q4 FY 2025”) and full year (“FY 2025”) ended September 30, 2025.

Robert Leasure Jr., President and Chief Executive Officer, commented, “During the fourth quarter of fiscal 2025, we continued to execute on the financial goals we discussed during our investor day in May. We have continued to see strong contract awards in our Discovery and Safety Assessment ("DSA") services business, which grew sequentially in the fourth quarter and were up 60% over the same period last year. We anticipate that consolidated revenue for the fourth quarter will be in a range of $137.5 million to $138.5 million, in line with our expectations and an improvement over the prior year period. We look forward to reporting our full results for the fourth quarter and fiscal year 2025 in early December.”

Preliminary Fourth Quarter 2025 Highlights

•Anticipate revenue between $137.5 million and $138.5 million for Q4 FY 2025
•Book-to-bill ratio for Q4 FY 2025 is anticipated to be approximately 1.08x for the DSA services business
•Anticipated DSA backlog of approximately $138.0 million at September 30, 2025, compared to $129.9 million at September 30, 2024, and $134.3 million at June 30, 2025

Preliminary FY 2025 Highlights

•Anticipate revenue between $512.5 million and $513.5 million for FY 2025
•Book-to-bill ratio for FY 2025 is anticipated to be approximately 1.05x for the DSA services business

The preliminary, unaudited results described in this press release are estimates only and are subject to change in connection with the completion of the Company’s year-end accounting and financial reporting and audit procedures.

Updated Jefferies Conference Details

The Company also announced an updated time for Mr. Leasure’s presentation at the Jefferies Global Healthcare Conference, to be held in London, UK, this week, as follows:

Event: Jefferies Global Healthcare Conference
Location: London, UK
Date: November 18, 2025
New Presentation Time: 11:00AM GMT/6:00AM ET
Event Format: Presentation
Link to Webcast
Company Participant: Robert Leasure, Jr., President and CEO

The live webcast will also be accessible in the Investors section of the Company’s web site. For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Inotiv’s web site at: https://ir.inotiv.com/events-and-presentations/default.aspx

About Inotiv
Inotiv, Inc. is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services and research models and related products and services. The Company’s products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while increasing efficiency, improving data, and reducing the cost of taking new drugs and medical devices to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical research and development projects, all while working together to build a healthier and safer world. Further information about Inotiv can be found here: https://www.inotiv.com/.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements," within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words such as “aim”, “anticipate”, “assume”, “believe”, “could”, “estimate”, “expect”, “future”, “goal”, “intend”, “likely”, “may”, “plan”, “project”, “seek”, “strategy”, “target”, “will” and similar expressions. Forward-looking statements in this release include, but are not limited to, statements regarding the Company’s fourth fiscal quarter and full fiscal year 2025 preliminary expected revenue amounts, expected book-to-bill ratios, expected backlog information, expected DSA awards, and the anticipated timing of the release of its finalized results for those periods. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. All forward-looking statements are subject to significant risks, uncertainties and changes in circumstances that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, trends in the demand for the Company’s services and products; trends in the industries that consume the Company’s services and products; market and company-specific impacts of non-human primate supply and demand matters; compliance with the Resolution Agreement and Plea Agreement and the expected impacts on the Company related to the compliance plan and compliance monitor, and the expected amounts, timing and expense treatment of cash payments and other investments thereunder; the Company’s ability to service its outstanding indebtedness and to comply or regain compliance with financial covenants; the Company’s current and forecasted cash position; the Company’s ability to make capital expenditures, fund its operations and satisfy its obligations; the Company’s ability to manage recurring and unusual costs; the Company’s ability to execute on and realize the expected benefits related to its restructuring and site optimization plans; the Company’s expectations regarding the volume of new bookings, pre-sales, pricing, cost savings initiatives, expansion of services, operating income or losses and liquidity; the Company’s ability to effectively fill the recent expanded capacity or any future expansion or acquisition initiatives; the Company’s ability to develop and build infrastructure and teams to manage growth and projects; the Company’s ability to continue to retain and hire key talent; the Company’s ability to market its services and products under its corporate name and relevant brand names; the Company’s ability to develop new services and products; the Company’s ability to negotiate amendments to the Credit Agreement or obtain waivers related to the financial covenants defined within the Credit Agreement; the potential outcome of litigation against the Company, including any settlement and amounts accrued or recoverable; risks related to the recent cybersecurity incident impacting the Company; and the impact of macroeconomic factors, including but not limited to tariffs, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission. Further discussion of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in the Company’s Annual Report on Form 10-K as filed on December 4, 2024, as well as other filings with the Securities and Exchange Commission. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

The fourth fiscal quarter and full fiscal year 2025 preliminary expected revenue amounts, expected book-to-bill ratios, expected backlog information, and expected DSA awards in this press release are preliminary, have not been audited and are subject to change in connection with the completion of the Company’s financial statements for the three and twelve months ended September 30, 2025. In addition, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. The preliminary figures may differ materially from the actual results that will be reflected in the Company’s financial statements when they are completed and publicly disclosed. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of, and for the periods ended on, September 30, 2025.

Company Contact	Investor Relations
Inotiv, Inc.	LifeSci Advisors
Beth A. Taylor, Chief Financial Officer	Steve Halper
(765) 497-8381	(646) 876-6455
beth.taylor@inotiv.com	shalper@lifesciadvisors.com